UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2014

Veeva Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4637 Chabot Drive, Suite 210

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 452-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 4, 2014, Veeva Systems Inc. (“Veeva”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Veeva’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2014.

Only stockholders of record as of the close of business on April 15, 2014, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 37,611,747 shares of Veeva’s Class A common stock and 89,581,789 shares of Veeva’s Class B common stock were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva was entitled to one vote for each share of Class A common stock held as of the close of business on the record date, and each holder of Class B common stock of Veeva was entitled to ten votes for each share of Class B common stock held as of the close of business on the record date.

The tabulation of the stockholders votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of two directors to serve as Class I directors until the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Young Sohn	804,940,352	90,329	8,043,895
Kevin Spain	804,847,534	183,147	8,043,895

Proposal 2: The ratification of the appointment of KMPG LLP as Veeva’s independent registered public accounting firm for the fiscal year ending January 31, 2015:

FOR	AGAINST	ABSTENTIONS
812,836,285	205,605	32,686

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

By:	/s/ JOSH FADDIS
Josh Faddis
Vice President, General Counsel

Dated: June 9, 2014